EX-10.3
(Exhibit 10.3)  Employment Agreement-Peter G. Humphrey

                                                                  Amended 6/2001


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is made and entered into as of the 25th day of June 1999, between FINANCIAL INSTITUTIONS, INC. ("Employer"), a bank holding company, chartered under the laws of New York, having its principal office at 220 Liberty Street, Warsaw, New York 14569 and PETER G. HUMPHREY ("Executive"), an individual residing at 230 W. Buffalo Street, Warsaw, New York 14569.


         WHEREAS, Employer wishes to employ Executive in an executive capacity, as its President, and Executive wishes to accept such employment on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, Employer and Executive hereby agree as follows:

         1. Effective Date; Term.

         1.1 Effective Date. This Agreement shall be effective commencing on the date hereof (the "Effective Date").

         1.2 Initial Term. Employer employs Executive, and Executive accepts such employment, for a three (3) year period commencing on the Effective Date (the "Initial Term").

         1.3 Renewal Term. This Agreement will automatically renew for successive three year terms (each a "Renewal Term") upon the expiration of the Initial Term or a subsequent Renewal Term unless either party provides written notice to the other at least ninety (90) days before the end of the Initial Term or Renewal Term that such party does not intend to renew this Agreement upon the expiration thereof.

         1.4 Termination. This Agreement may be terminated prior to the expiration of the Initial Term or any Renewal Term as provided in Sections 4.1 and 4.4 of this Agreement (see Early Retired Employee).

         2. Scope of Employment.

         2.1 Position and Duties. During the term of this Agreement, Employer shall employ Executive to serve as the President of Employer. In such capacity, Executive shall perform such executive, administrative and operational duties as may be assigned to Executive from time to time by the Board of Directors of Employer, provided that such assignments are materially consistent with the current job description.

         2.2 Exclusive Efforts. Executive agrees to serve Employer faithfully and to the best of Executive's ability and to devote Executive's entire business time, attention and efforts to the interests and business of Employer, its subsidiaries and their affiliates.

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         2.3 Compliance with Laws. Executive agrees at all times to strictly adhere to and perform all his duties in accordance with applicable laws, rules and regulations and the written policies and procedures of Employer in effect from time to time.

         3. Compensation, Benefits and Expenses.

         3.1 Base Salary. Except as otherwise provided in this Agreement, during the period from the Effective Date through December 31, 1999 (the "First Year") Employer shall pay to Executive a base salary at a rate of $282,000 per year (the "Base Salary"). The Base Salary may be increased, in the sole discretion of Employer, in a manner comparable to other senior executives, during the remainder of the terms of this Agreement, but may not be decreased. Employer shall pay the Base Salary to Executive in equal installments pursuant to Employer's standard payroll policies and Executive's salary shall be subject to such withholding or deductions as may be mutually agreed between Employer and Executive or required by law.

         3.2 Bonus. In addition to the salary set forth in Section 3.1, Executive may receive bonuses as follows:

         3.2.1 If the Employer meets or exceeds target performance factors pursuant to the Employer's senior management incentive compensation plan, the Executive shall be paid a bonus which shall be determined by the Compensation Committee of the Board of Directors of Employer.

         3.2.2 The bonus earned by Executive each year during the term of this Agreement, if any, shall be paid to Executive in a lump sum promptly after the Employer's audited annual financial results are publicly disclosed.

         3.2.3 Payment of any bonus shall be subject to such withholding or deductions as may be mutually agreed between Employer and Executive or required by law.

         3.3 Incentive Stock Plan Benefits. During the period of his employment, Executive shall be entitled to receive grants of options under any incentive stock plan operated by Financial Institutions, Inc. ("FII") for its employees and those of its subsidiaries, in such amounts as may be determined by the FII Board of Directors or by the FII Compensation Committee, in a manner comparable to other senior executives of FII.

         3.4 Fringe Benefits. During the period of his employment, Executive shall be entitled to participate in FII's plans for the welfare and benefit of its employees to the extent Executive satisfies the requirements provided in such health plans, including health standards, and other qualifications for participation. In the event Executive becomes a "Retired Early Employee" as defined in subparagraph 4.4.1, or is terminated for reasons other than those set forth in subparagraphs 4.1.3, 4.1.4, 4.1.6 or 4.1.7 health insurance and dental benefits will be continued as if Executive continued to remain an employee for the remainder of the Initial Term or Renewal Term then in effect, or until Executive obtains a position offering comparable benefits, whichever occurs first.

         3.5 Vacation and Holidays. During the term of this Agreement, Executive shall accrue paid vacation in accordance with Employer's policies of four (4) weeks per calendar year.
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Executive shall be entitled to take accrued vacation days and paid holidays in accordance with Employer's policies applicable to its employees generally. Executive may not carry forward vacation days from year to year.

         3.6 Expenses. During the term of this Agreement, Employer authorizes Executive to incur reasonable and necessary out-of-pocket business expenses in the course of performing his duties and rendering services hereunder in accordance with Employer's policies with respect thereto, and Employer shall reimburse Executive for all such expenses, provided (i) such expenses and the purpose for which they were incurred, are in accordance with Employer's policies, and (ii) Executive timely submits to Employer expense reports and substantiation of the expenses in accordance with Employer's policies.

         3.7 Country Club Dues and Automobile Expenses. During the term of this Agreement, Employer shall reimburse Executive for monthly membership dues at a country club of Executive's choosing, and shall provide Executive with use of a suitable automobile.

         4. Termination of Employment.

         4.1 Events of Termination. Executive's Employment by Employer shall terminate at the expiration of the Initial Term or any Renewal Term provided timely notice is given as provided in Section 1.3 and shall terminate prior to the expiration of the then current term, if any of the following occur:

         4.1.1    the death of Executive;

         4.1.2 the date on which Executive is (i) determined to be "permanently disabled" as defined under the disability insurance policy covering Executive, or (ii) if Executive is not covered by any such disability policy, Executive is determined to be "totally disabled" by the Board of Directors of Employer based upon the advice of a board certified physician reasonably acceptable to Employer and Executive or his legal representative, which may include a determination that Executive is or may be unable, because of physical or mental illness or incapacity or otherwise, to fulfill his duties under this Agreement for six consecutive months

         4.1.3 the commission by Executive of, or the determination by the Board of Directors, based on reasonable evidence of misconduct as presented by a law enforcement agency, or as a result of an internal or external audit or investigation, that the Executive has committed (i) a criminal offense involving the violation of state or federal law], (ii) a breach of fiduciary duty, (iii) a material act of dishonesty, fraud or misrepresentation, or (iv) any act of moral turpitude which the Board of Directors determines has or may be reasonably expected to have a material detrimental impact on Employer's business or operations, or which may prevent, because of its demonstrated or demonstrable effect on employees, regulatory agencies or customers, Executive from effectively performing his executive and other duties under this Agreement;

         4.1.4 Executive materially neglects to satisfactorily perform the duties which Executive is required to perform under this Agreement or performs such duties other than in

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                  good faith, as determined by the Board of Directors. The Board will provide a written notice to the Executive, specifying the unsatisfactory performance and suggest what must be done to improve and maintain such performance. The written notice will also specify the time period (considered probationary period) given the Executive to correct such conduct.

         4.1.5 the termination of Executive's employment by Employer during the term of this Agreement for any reason without cause other than pursuant to Sections 4.1.1, 4.1.2, 4.1.3 or 4.1.4;

         4.1.6    Executive's resignation or retirement; or

         4.1.7 the mutual consent to such termination in writing by Executive and Employer.

         4.2 Time of Termination. Executive's employment with Employer shall terminate immediately upon Executive's death, upon written notice of termination from Employer or Executive upon the occurrence of an event specified in Sections 4.1.2, 4.1.3, 4.1.5 or 4.1.6, upon the expiration of the cure period specified in Section 4.1.4, on the date specified in the agreement terminating Executive's employment pursuant to Section 4.1.7, or upon expiration of the Initial Term or a Renewal Term if timely notice is given pursuant to Section 1.3 (as applicable, the "Termination Date"). Employer's and Employee's obligations under this Agreement shall terminate upon such termination of employment without any further action by the parties except to the extent specifically provided herein.

         4.3 Effect of Termination of Employment. Following the Termination
Date:

         4.3.1 Executive shall return all property of Employer as provided in
         Section 6 of this Agreement;

         4.3.2 Executive's base salary shall cease to accrue;

         4.3.3 Subject to Section 4.4, the Board of Directors shall pay an appropriate bonus to Executive as his bonus or other incentive compensation for the period through the Termination Date computed consistently with the manner in which Executive's bonus or incentive compensation would have been determined for such period, as defined in
         Section 3.2, if Executive's employment had not terminated;

         4.3.4 Executive's participation in FII's benefit plans shall cease except as required by law, the terms of the plan(s) or as provided in subparagraph 3.4 of this Agreement;

         4.3.5 Executive shall cease to accrue vacation days and shall be paid for unused vacation time accrued in accordance with Employer's policies applicable to employees generally; and

         4.3.6 Executive shall submit any claims for reimbursement of business expenses incurred in accordance with Section 3.5 within the time period required under Employer's policies generally or Employer will not be obligated to reimburse such expenses.

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         4.3.7 In the case of an Early Termination, the Employer shall have no further liability to Executive hereunder, except as explicitly stated in this Agreement, other than for earned but unpaid compensation and those benefits (accrued but unpaid) to which Executive is entitled under this Agreement through the Termination Date, including termination in the cases listed in Section 3.4, continued fringe benefits as provided in such Section 3.4.

         Upon Termination of Employment, for any reason, all split dollar insurance policies in effect on the Executive's life will terminate. The Executive shall have the right, under the terms of the split dollar agreement, to purchase the policies by paying to the Corporation an amount as defined in Article 7.1 of the Split Dollar Agreement.

         4.3.8 If, during the term of this Agreement, the Executive is terminated for reasons other than those set forth in subparagraphs 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.6 or 4.1.7, Employer shall, during the two year period after the Termination Date, make equal monthly payments or a single lump sum payment to the Executive (which shall not be deemed base annual salary payments) in an amount such that the present value of all such payments, determined as of the Termination Date, equals the sum of two times the Base Salary Amount paid to Executive, as such term is defined in subparagraph 4.4.7 below, plus the sum of the annual incentive compensation earned by Executive, as determined over the most recent two (2) tax years ending before the Termination Date occurred. It shall be at the discretion of the Compensation Committee, as to whether the payment is made as a single lump sum payment or equal monthly payments.

         4.4. Change of Control and Change of Authority

         4.4.1 Retired Early Employee. If a Change of Control and Change of Authority, as such terms are defined in subparagraph 4.4.7 below, occurs during the term of the Executive's employment under this Employment Agreement, either the Executive, on the one hand, or Employer, on the other, may elect by written notice, given to the other party or parties, at any time within twelve (12) months after such Change of Control and Change of Authority, to terminate the employment of the Executive by Employer, whereupon the Executive will become a "Retired Early Employee," and will be entitled to receive such payments as are provided hereafter in this Section 4.4. Such election and the termination of the Executive's employment shall become effective on the first day of the second calendar month commencing after delivery of the notice or on such earlier date as the Executive in his sole discretion may specify (the "Effective Date").

         4.4.2 Cash Payments. If the Executive should become a Retired Early Employee hereunder, Employer shall, during the period commencing on the Effective Date and ending three years thereafter (the "Pay-Out Period"), make equal monthly payments or a single lump sum payment to the Executive (which shall not be deemed base annual salary payments) in an amount such that the present value of all such payments, determined as of the Effective Date, equals the sum of three times the Base Salary Amount paid to Executive, as such term is defined in subparagraph 4.4.7 below, plus the sum of the annual incentive compensation earned by Executive, as determined over the most recent three (3) tax years ending before the date on which the Change of Control and Change of Authority occurred. The Executive shall request the method of payment, however, it

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         shall be at the discretion of the Compensation Committee, as to whether the payment is made as a single lump sum payment or equal monthly payments. The payment(s) provided for in subparagraph 4.3.8 do not apply to Retired Early Employees who receive cash payment(s) pursuant to this subparagraph.

         If at any time during the Pay-Out Period the Compensation Committee of the Board in its sole discretion shall determine, upon application of the Retired Early Employee supported by substantial evidence, that the Retired Early Employee is then under a severe financial hardship resulting from (i) a sudden and unexpected illness or accident of the Retired Early Employee or any of his dependents (as defined in section 152(a) of the Internal Revenue Code), (ii) loss of the Retired Early Employee's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Retired Early Employee, Employer shall make available to the Retired Early Employee, in one (1) lump sum, an amount up to but not greater than the present value of all monthly payments remaining to be paid to him in the Pay-Out Period, calculated as of the date of such determination by the Compensation Committee of the Board, for the purpose of relieving such severe financial hardship to the extent the same has not been or may not be relieved by (xi) reimbursement or compensation by insurance or otherwise, (xii) liquidation of the Retired Early Employee's assets (to the extent such liquidation would not itself cause severe financial hardship), or
         (xiii) distributions from other benefit plans. If (a) the lump sum amount thus made available is less than (b) the present value of all such remaining monthly payments, Employer shall continue to pay to the Retired Early Employee monthly payments for the duration of the Pay-Out Period, but from such date forward such monthly payments will be in a reduced amount such that the present value of all such reduced payments will equal the difference between (b) and (a), above. The Retired Early Employee may elect to waive any or all payments due him under this subparagraph.

         4.4.3 Acceleration of Stock Options. All options and other rights that Executive may hold to purchase or otherwise acquire Common Stock of FII shall immediately become vested and exercisable in full for the total number of shares that are or might become purchasable thereunder, in each case without further condition or limitation except the giving of notice of exercise and the payment of the purchase price thereunder (but without amendment of the plan under which they were issued). At his discretion, Executive may elect to surrender to Employer his rights in any such options and rights held by him and, upon that surrender, Employer shall pay him an amount in cash equal to the aggregate spread between the exercise prices of all those options and rights and the value of the Common Stock purchasable thereunder (or of any other security into which the Common Stock has been exchanged or converted) as of the date of the termination of employment, the value to be determined by the reported last sale price of the Common Stock or that other security (or the mean between the reported last bid and asked prices) on that date on NASDAQ (or, if it is not NASDAQ, on whatever may then be the principal exchange or quotation system on which the Employer's Common Stock or that other security is traded at that time).

         4.4.4 Life Insurance Policies. Employer shall repay any policy loans previously taken on the Employer's insurance policies on Executive's life (provided that the directors of

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         Employer were given written notice promptly after the making of any such loans which were made while Executive was the president and chief executive officer of Employer), and then shall transfer to Executive any and all of its right, title, and interest in and to all Employer life insurance policies on Executive's life (and upon that transfer, Executive shall be deemed to have released Employer from any and all obligations it then owes to him to maintain and pay premiums on those policies, all other provisions of any agreements under which those policies were agreed to be maintained, however, to remain in effect).

         [Upon termination of employment, all split dollar policies in effect on the Executive's life will terminate. The Executive shall have the right, under the terms of the split dollar agreement, to purchase the policies by paying to the Corporation an amount as defined in Article
         7.1 of the Split Dollar Agreement.]

         4.4.5 Death of Retired Early Employee. If the Retired Early Employee dies before receiving all monthly payments payable to him under subparagraph 4.4(b), above, Employer shall pay to the Retired Early Employee's estate, one (1) lump sum payment in an amount equal to the present value of all such remaining unpaid monthly payments, determined as of the date of death of the Retired Early Employee. If the Retired Early Employee was receiving health insurance and dental benefits pursuant to paragraph 3.4 hereof at the time of death, Employer shall continue to provide such health insurance and dental benefits to the dependents of the deceased Retired Early Employee for the duration specified in paragraph 3.4, if the Retired Early Employee had not died.

         4.4.6 Indemnification of Executive. In the event a Change of Control and Change of Authority occurs, Employer shall indemnify Executive for all reasonable legal fees and expenses subsequently incurred by Executive through legal counsel approved in advance by Employer [(which approval shall not be unreasonably withheld)] in seeking to obtain or enforce any right or benefit provided under this Employment Agreement, including but not limited to the rights and benefits provided under this Section 4.4 and whether or not Executive has become a Retired Early Employee hereunder, provided, however, that such right to indemnification will not apply if and to the extent that a court of competent jurisdiction shall determine that any such fees and expenses have been incurred as a result of Executive's bad faith or willful misconduct [or if such a court dismisses the action seeking to enforce the right or benefit for failure to state a claim]. Indemnification payments payable hereunder by Employer shall be made not later than thirty (30) days after a request for payment has been received from Executive with such evidence of indemnifiable fees and expenses as Employer may reasonably request.

         4.4.7 Definitions.

                  (i) The "Base Salary Amount" for purpose of this Paragraph 4.4 shall equal the annual compensation payable by Employer to Executive and includable by Executive in gross income for the most recent year ending before the date on which the Change of Control and Change of Authority occurred.

                  (ii) A "Change of Control" shall be deemed to have occurred if

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                                    (A) any individual corporation (other than
                           FII), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the result of any one or more securities transactions (including gifts and stock repurchases but excluding transactions described in subdivision (B), following), of securities of FII possessing twenty percent (20%) or more of the voting power for the election of directors of such entity,

                                    (B) there shall be consummated any
                           consolidation, merger or stock-for-stock exchange involving FII or the securities of FII in which the holders of voting securities of FII immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of FII (or, if FII does not survive such transaction voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of FII (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group,

                                    (C) "approved directors" shall constitute
                           less than a majority of the entire Board of Directors, with "approved directors" defined to mean the members of the Board of Directors of Employer as of the date of this Agreement and any subsequently elected members who shall be nominated or approved by a majority of the approved directors on the Board prior to such election, or

                                    (D) there shall be consummated any sale,
                           lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any transaction described in subdivision (B), above), of all, or substantially all, of the assets of FII to a party which is not controlled by or under common control with FII.

                  (iii) A "Change of Authority" shall be deemed to have occurred if upon the occurrence of a Change in Control, Executive, without his/her written consent, is required by Employer to accept any demotion, loss of title, or office, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the Change in Control; provided, however, that Executive may consent in writing to any such demotion, loss, reduction or relocation.

         5. Confidentiality; Inventions.

         5.1 Confidential Information. Executive has and will have access to and participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of Employer, its subsidiaries and any affiliates (collectively, the

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"Companies"), including but not limited to (i) business plans, software programs, operating plans, marketing plans, financial reports, operating data, budgets, wage and salary rates, pricing strategies and information, terms of agreements with suppliers or customers and others, customer lists, reports, correspondence, tapes, disks, tangible property and specifications owned by or used in the Companies' businesses; (ii) operating strengths and weaknesses of the Companies' officers, directors, employees, agents, suppliers and customers, and/or (iii) information pertaining to future developments such as, but not limited to, research and development, software development or enhancement, future marketing plans or ideas, and plans or ideas for new services or products, (iv) all information which is learned or developed by Executive in the course and performance of his duties under this Employment Agreement, including without limitation, reports, information and data relating to the Employer's acquisition strategies, and (v) other tangible and intangible property which is used in the business and operations of the Companies but not made publicly available (i) through (v) are, collectively, (the "Confidential Information").

         5.2 Treatment of Confidential Information; Confidentiality Agreements. Executive shall not, directly or indirectly, disclose, use or make known for his or another's benefit any Confidential Information of the Companies or use such Confidential Information in any way except in the best interests of the Companies in the performance of Executive's duties under this Agreement. In addition, to the extent that Employer has entered into a confidentiality agreement with any other person or entity Executive agrees to comply with the terms of such confidentiality agreement and to be subject to the restrictions and limitations imposed by such confidentiality agreements as if he was a party thereto.

         5.3 Inventions. Executive shall promptly disclose both orally and in writing to Employer all discoveries, ideas, software, developments, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "Inventions"), whether patentable or not, either relating to the existing or contemplated business, products, services, plans, processes, or procedures of Employer, or suggested by or resulting from Executive's work at Employer, or resulting wholly or in part from the use of Employer's time, material, facilities or ideas, which Executive made or conceived or may make or conceive, whether or not during working hours, alone or with others, at any time during the term of this Agreement or within one year thereafter, and Executive agrees that all such inventions shall be the exclusive property of the Employer.

         5.4 Assignment of Inventions. Executive hereby assigns to Employer all his rights and interests in and to all such inventions and all patents, copyrights, trademarks or other types of intellectual property protection which may be obtained on them, in this and all foreign countries. At Employer's expense, but without charge to it, Executive agrees to execute, acknowledge and deliver to Employer any specific assignments to any such inventions or other relevant documents and to take any such further action as may be considered necessary by Employer at any time to obtain or defend letters patent in any and all countries, to obtain documents relating to registration, ownership or transfer of copyrights, to vest title in such inventions in Employer or its assigns, or to obtain for Employer any other legal protection for such inventions.

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         5.5 Survival of Obligations. The obligations of Executive under this
Section 5 shall survive the termination of Executive's employment and the expiration or termination of this Agreement.

         6. Return of Employer's Property. Immediately upon the Termination Date, Executive shall deliver to Employer all copies of data, information and knowledge, including, without limitation, all notes, reference materials, sketches, diagrams, reproductions, memoranda, documentation and records incorporating or reflecting any Confidential Information, documents, correspondence, notebooks, reports, computer programs, names of full-time and part-time employees and consultants, and all other materials and copies thereof (including computer disks and other electronic media) relating in any way to the business of Employer in any way obtained by Executive during the period of his employment with Employer, along with any automobile provided by Employer for Executive's use (the "Employer's Property"). The Employer's Property shall belong exclusively to the Employer and shall be delivered to the Employer immediately upon termination of Executive's employment with the Employer, for whatever reason said termination occurs. The obligations of Executive under this
Section 6 shall survive the termination of Executive's employment and the expiration or termination of this Agreement.

         7. Non-competition and Non-solicitation.

         7.1 Non-competition. [During the term of this Agreement and during the period for which Executive is entitled to receive compensation] after the termination of this Agreement pursuant to subparagraphs 4.3.8 or 4.4.2, regardless of whether such compensation is paid in a lump sum rather than monthly payments, Employee shall not engage, anywhere within New York State, whether directly or indirectly, as principal, owner, officer, director, agent, employee, consultant or partner, in the management of a bank holding company, commercial bank, savings bank, credit union or any other financial services provider that competes with FII, its subsidiaries or its products or programs ("Restricted Activities"), provided that the foregoing shall not restrict Executive from engaging in any Restricted Activities which Employer directs Executive to undertake or which Employer otherwise expressly authorizes. The foregoing shall not restrict Executive from owning less than 5% of the outstanding capital stock of any company which engages in Restricted Activities, provided that Executive is not otherwise involved with such company as an officer, director, agent, employee or consultant

         7.2 Scope and Breach of Non-Competition. Subject to Executive's continuing compliance with the provisions of Section 7.1, Executive may be a principal, owner, officer, director, agent, consultant or partner, of any corporation, partnership or other entity. The foregoing provisions of Section
7.1 shall not be held invalid because of the scope of the territory covered, the actions restricted thereby, or the period of time such covenant is operative. In the event of a breach or threatened breach by the Executive of Section 7.1, Employer shall be entitled to a temporary restraining order and an injunction restraining Executive from the commission of such breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

         7.3 Non-solicitation. During the term of this Agreement and for a two
(2) year period following the Termination Date, Executive shall not, directly or indirectly, without the written

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consent of Employer: (i) recruit or solicit for employment any employee of
Employer or FII or encourage any such employee to leave their employment with Employer or FII, or (ii) solicit, induce or influence any customer, supplier, lessor or any other person or entity which has a business relationship with Employer or FII to discontinue or reduce the extent of such relationship with Employer or FII.

         7.4 In the event that the Executive breaches any of the provisions of paragraphs 7.1,7.2, or 7.3, the cash payments provided for by subparagraphs
4.3.8 or 4.4.2 shall cease immediately. Executive shall have no further entitlement to receive cash payments pursuant to subparagraphs 4.3.8 or 4.4.2 and Employer shall have no further liability for such payments after the date of Executive's breach.

         7.5 The Executive and the Employer believe that the restrictions and covenants in this section are reasonable and enforceable under the circumstances. However, if any one or more of the provisions in this section shall, for any, reason be held to be excessively broad as to time, duration, geographic scope, activity, or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with law and with the Executive's and the Employer's intentions as stated herein.

         7.6 Survival of Obligations. The obligations of Executive and Employer under this Section 7 shall survive the termination of Executive's employment and the expiration or termination of this Agreement.

         8. Miscellaneous.

         8.1 Remedies. Each of the parties hereto shall have all rights and remedies set forth in this Agreement. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or any other agreement or contract to which such person is a party. Each party shall be entitled to enforce such rights specifically (without the requirement of posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Without limiting the generality of the foregoing, Executive specifically agrees that any breach or threatened breach of Sections 5, 6 or 7 would cause irreparable injury to Employer, that money damages would not provide an adequate remedy to Employer, and that Employer shall accordingly have the right and remedy (i) to obtain an injunction prohibiting Executive from violating or threatening to violate such provisions, (ii) to have such provisions specifically enforced by any court of competent jurisdiction, and (iii) to require Executive to account for and pay over to Employer all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of such provisions.

         8.2 Entire Agreement; Amendments and Waivers. This Agreement (including the schedule hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

         8.4 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be delivered personally, mailed, sent by telefax or sent by recognized commercial courier (e.g., Federal Express). If delivered personally, such notice shall be deemed to be given when delivered to the intended recipient. If delivered by mail, such notice shall be deemed to be given five (5) days after having been deposited in the United States mail so addressed, with postage thereon prepaid. If delivered by telefax, such notice shall be deemed given when transmission of the notice is complete to the telefax number of the other party. If delivered by recognized commercial carrier, such notice shall be deemed given one (1) day after having been delivered to a recognized commercial carrier for overnight delivery. All such notices shall be addressed to the address set forth in the preamble to this Agreement or to such other address which such party shall have given to the other party for such purpose by notice hereunder.

         8.5 Captions. The headings used in this Agreement are intended for reference purposes only and shall not control or affect in any manner the meaning or interpretation of any of the provisions of is Agreement.

         8.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

         8.7 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

         8.8 Counterparts. This Agreement may be executed in any number of copies, each of which shall be deemed an original, and all of which together will be deemed one and the same instrument.

         8.9 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind, and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

Neither party shall transfer or assign this Agreement or any of their rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party hereto. Any attempted transfer or assignment of this Agreement or any rights or obligations hereunder in violation of this provision shall be void ab initio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                 FINANCIAL INSTITUTIONS, INC.



                                 By:  /s/James H. Wyckoff
                                ------------------------------------------------
                                               James H. Wyckoff
                                        Chairman Compensation Committee
                                          Financial Institutions, Inc.




                                 By:  /s/ Peter G. Humphrey
                                 -----------------------------------------------
                                              Peter G. Humphrey
                                               President & CEO